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                    EAGLE GROWTH SHARES, INC.


                    ADMINISTRATION AGREEMENT
                    ------------------------


          AGREEMENT, made as of the 1st day of January, 1989 between BAXTER FINANCIAL CORPORATION a Florida corporation
("Baxter") and EAGLE GROWTH SHARES, INC., a Maryland corporation
("Fund") for the administration of the Fund.

          WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, pursuant to an Advisory Agreement dated as of January 1, 1989 (the "Advisory Agreement") between the Fund and
Baxter, Baxter was appointed investment adviser to the Fund; and

          WHEREAS, the Fund desires to retain Baxter as Administrator of the Fund to provide administrative services, and Baxter is willing to render such services.

                           WITNESSETH:
                           ----------

          In consideration of the premises and mutual promises hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:


                SECTION I:  DELIVERY OF DOCUMENTS
                            ---------------------


          Documents Delivered. The Fund has delivered to Baxter copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

          (a)  Articles of Incorporation of the Fund (such
Articles of Incorporation, as presently in effect and as amended from time to time, are herein called the "Articles of Incorporation");

          (b) Bylaws of the Fund (such Bylaws, as presently in effect and as amended from time to time, are herein called the "Bylaws");








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          (c)  Registration Statement under the Securities Act of
1933 of the Fund on Form N-1A and all amendments thereto, as filed with the Securities and Exchange Commission (the
"Commission") relating to shares of Common Stock of the Fund (the
"Registration Statement");

          (d) Prospectus of the Fund (such prospectus and the Statement of Additional Information of the Fund, as presently in effect and as amended or supplemented from time to time, is herein called the "Prospectus").


              SECTION II:  ADMINISTRATION AGREEMENT
                           ------------------------

          1. Appointment of Administrator. The Fund hereby appoints Baxter as Administrator of the Fund on the terms and for the period set forth in this Agreement and Baxter hereby accepts such appointment and agrees to perform the services and duties set forth in this Section II for the compensation provided in
Section 3.

          2.   Services and Duties.
               --------------------

               (a)  As Administrator, Baxter, shall supervise the
Fund's administrative operations, other than those investment operations which are to be managed by Baxter pursuant to the Advisory Agreement between the Fund and Baxter.

               (b) In performing its duties as Administrator of the Fund, Baxter will act in conformity with the Articles of Incorporation, Bylaws and Prospectus of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

               (c) Baxter will furnish the Fund, at Baxter's expense, with personnel competent to perform such administrative and clerical services as are necessary in order to provide effective corporate administration of the Fund including, without limitation, maintenance of its registration statements under applicable law and reports to regulatory bodies and maintenance of its corporate books and records, except those books and records maintained by its transfer and dividend disbursing agent and custodian.

               (d) Baxter will arrange, but not pay, for (i) the maintenance of shareholder records, (ii) the preparation for the Fund of all required tax returns and reports to the Fund's shareholders and the Commission, (iii) legal services, printing services and services of independent accountants in connection with the periodic updating of the registration statements, and
(iv) the shareholder meetings.

               (e) Baxter will furnish the Fund, at Baxter's expense, with adequate office space, utilities, and all necessary office equipment at such office as Baxter may select.

               (f) The administrative services to be provided the Fund pursuant to this section 2 may be delegated by Baxter, at its own expense and not the expense of the Fund, to such other person or company as may be selected by Baxter, provided that Baxter shall be responsible to see that such services are provided in a satisfactory manner.

          3. Compensation. For the services to be rendered and the obligations assumed by Baxter as Administrator pursuant to this Section II, the Fund will pay to Baxter as full compensation therefore a fee at an annual rate of .20 percent of the net assets of the Fund. This fee will be computed based on net assets on the last business day of each month and will be paid to Baxter monthly at 1/12th of the annual rate. If this agreement becomes effective on any day other than the first day of a month or terminates on any day other than the last day of a month, then the monthly fee payable to Baxter for such month(s) shall be pro rated on a daily basis.

          4. Expenses. Except as otherwise provided herein, the Fund shall pay all of its own costs and operating expenses of every kind and nature including, without limitation, printing expenses, fees and expenses of its independent public accountant, legal fees, costs of reports to its stockholders and reports to the Commission, registration statements, the preparation of the Fund's tax returns, costs of custodian, dividend disbursing and transfer agent, and costs in connection with meetings of its Board of Directors and stockholders.


             SECTION III:  DURATION AND TERMINATION
                           ------------------------

          Provided that the Advisory Agreement is approved by the holders of a majority of the outstanding voting securities of the Fund, this Agreement shall become effective upon termination of the Administration Agreement between Fahnestock & Co. Inc. and the Fund dated October 30, 1987 and shall continue until terminated as provided herein. This Agreement may be terminated by the Board of Directors of the Fund by a vote of a majority of those members who are not interested persons of Baxter under section 15(c) of the 1940 Act, or by Baxter at any time, without the payment of any penalty, after 60 days written notice given by








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the party electing to terminate this Agreement sent via certified mail to the principal business office of the other party to this Agreement.

                   SECTION IV:  MISCELLANEOUS
                                -------------

          The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction in effect. If the provisions of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


ATTEST:                            BAXTER FINANCIAL CORPORATION


/s/Warren W. Flaschar              By:/s/Donald H. Baxter
------------------------              ---------------------------
     Secretary                        Donald H. Baxter, President


ATTEST:                            EAGLE GROWTH SHARES, INC.


/s/Doreen J. Gray                  By:/s/Thomas J. Flaherty, Jr.
------------------------              --------------------------
     Secretary                        Thomas J. Flaherty, Jr.
                                      Executive Vice President

                    EAGLE GROWTH SHARES, INC.


              AMENDMENT TO ADMINISTRATION AGREEMENT
              -------------------------------------

          AGREEMENT, made as of the first day of April, 1991 between BAXTER FINANCIAL CORPORATION, a Florida corporation
("Baxter"), and EAGLE GROWTH SHARES, INC., a Maryland corporation
("Fund"), for the administration of the Fund.


                           BACKGROUND
                           ----------

          Baxter and the Fund entered into an Administration Agreement dated as of January 1, 1989, (the "Administration Agreement"). On December 11, 1990, the Board of Directors of the Fund agreed to increase the fee payable to Baxter under the Administration Agreement.

          In consideration of the premises and mutual promises hereinafter set forth, the parties hereto, intending to by legally bound, agree to amend the Administration Agreement as follows:

          1. Section 3 of Section II is amended and restated as follows:

          "Compensation. For the services to be rendered and the obligations assumed by Baxter as Administrator pursuant to this Section II, the Fund will pay to Baxter as full compensation therefore a fee at an annual rate of .25 percent of the net assets of the Fund. This fee will be computed based on net assets on the last business day of each month and will be paid to Baxter monthly at 1/12th of the annual rate. If this agreement becomes effective on any day other than the first day of a month or terminates on any day other than the last day of a month, then the monthly fee payable to Baxter for such month(s) shall be pro rated on a daily basis."

          2. Except as amended pursuant to paragraph 1 above, all other terms and provisions of the Administration Agreement













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shall remain in full force and effect and are hereby ratified and confirmed.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ATTEST:                            BAXTER FINANCIAL CORPORATION



/s/Warren W. Flaschar              By:/s/Donald H. Baxter
-----------------------------         -------------------------
                    Secretary


ATTEST:                            EAGLE GROWTH SHARES, INC.



/s/Linda J. Budshaw                By:/s/Ronald F. Rohe
-----------------------------         -------------------------
              Asst. Secretary